UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2017

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)
871 Venetia Bay Blvd, #220-230, Venice, FL (Address of principal executive offices)	34285 (Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operation

Item 1.01 - Entry into a Material Definitive Agreement.

On March 30, 2017, Advanced Credit Technologies, Inc. (the “Company”) entered into an agreement to provide CyberloQ™ authorization services to XCELL Security House and Finance S.A (“XCELL”) and its subsidiary Swiss Venture Trust S.A (“SVT”). On the same date, the Company entered into an equity exchange and revenue participation agreement with XCELL and SVT. (the “Agreements”)

Pursuant to the Agreements, the Company will use its CyberloQ™ technology to provide transaction authorization services for prepaid bank debit cards which have been issued to customers of XCELL and/or SVT. The Company will also be implementing its CyberloQ™ technology to secure the websites of XCELL and SVT. The Company and XCELL/SVT have agreed to split the costs associated with integrating the CyberloQ™ technology equally.

The Agreements also give both the Company and SVT multiple revenue streams on a global basis by specifying that SVT shall pay to ACRT twenty-percent (20%) of all of SVT’s gross global revenues, while the ACRT shall pay SVT twenty-percent (20%) of all of its gross revenues. In addition, XCELL will receive three-million (3,000,000) shares of ACRT’s common stock, and ACRT shall receive a twenty-percent (20%) equity interest in Swiss Venture Trust.

Finally, in conjunction with the Agreements, Lynnwood Farr, President of XCELL shall be appointed to the Board of Directors of ACRT. Likewise, ACRT is entitled to name one person to the Board of Directors of SVT.

In conjunction with their new relationship, both the Company and XCELL/SVT intend to work together in the future on digital virtual currency security utilizing blockchain technology. The Parties are in the pre-development stage of utilizing ACRT’s CyberloQ™ technology as an integral component of XCELL/SVT’s future digital virtual currency transactional platform.

These Agreements, and the Company’s relationship with Mr. Farr and XCELL, will give ACRT a global presence, and provide a vehicle for the Company’s CyberloQ™ technology to be brought to the E.U. as well as Switzerland, China, Africa, and a host of other countries that Mr. Farr has established relationships with over his many years in the financial business community. Working together, ACRT and XCELL/SVT intend to position CyberloQ™ as the premier security technology for electronic and digital transactions globally. The initial integration and setup process contemplated by the Agreements is estimated to be complete by the end of July 2017.

Item 5.02(d) - Election of Directors

On March 30, 2017, a majority of the voting securities of the Company approved by written consent the expansion of the Company’s board of directors to three (3) seats, and the election of Lynnwood Farr as a director of the Company. Mr. Farr will not receive any compensation at this time for serving as a director of the Company. Further, Mr. Farr will not serve on any committees at this time. In addition, Mr. Farr does not have any family relationships with any other director or officer of the Company. Finally, there are no transactions in which the directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Farr brings a long and distinguished business acumen to the Company’s Board of Directors, and has been a leader in multiple industries over his Professional Profile. Starting with General Dynamics Corporation Fort Worth, Texas as head of security in the mid 1960’s, Mr. Farr advanced himself up the ladder of command to CEO of General Dynamics of Canada by the 1980’s in the field of Aerospace and Submarine Manufacturing. Mr. Farr also directed Vickers Shipbuilding in Quebec, Canada, where he served as CEO and had oversight responsibility for the building of multi-million dollar submarine components for the USA and Canadian Navies from the start to finish of the procurement cycles. His attention to detail has always been a big part of his success, and he received the highest of military security clearances during his tenures with General Dynamics and Vickers Shipbuilding. More recently, Mr. Farr has been issued a patent on his personal invention of a firearm safety device which is being offered for sale in the United States. Finally, Mr. Farr founded XCELL in Switzerland in 2007 and has served as its President since that time. He is also the current President and CEO of SVT in Switzerland as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017	ADVANCED CREDIT TECHNOLOGIES, INC. (Registrant) By: /s/ Christopher Jackson Christopher Jackson President, COO & Director